UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 6, 2006

Micrus Endovascular Corporation
(Exact name of registrant as specified in its charter)
000-51323
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	93-3409596 (I.R.S. Employer Identification No.)
610 Palomar Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)
(408) 830-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission contain or may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or Registrant’s future financial performance. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue”, or the negative of these terms or other comparable terminology. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements with actual results.
Item 1.01 Entry into a Material Definitive Agreement.
     On January 6, 2006, Micrus Endovascular Corporation (the “Company”), entered into a License, Development and Distribution Agreement (the “Agreement”) with Biotronik AG, a Swiss corporation (“Biotronik”), pursuant to which the Company will be the exclusive worldwide distributor for neurovascular products developed based on this collaborative agreement.
     Pursuant to the Agreement, Biotronik and the Company will collaborate to develop certain neurovascular products. In addition, pursuant to the Agreement, Biotronik grants to the Company an exclusive license to certain patents, know-how and other proprietary technology and the Company agrees to use Biotronik as its sole contract developer and manufacturer of certain products. The Agreement has a term that is perpetual unless earlier terminated by the parties or by operation of law.
     Under the terms of the agreement, the Company will pay an upfront licensing fee of 500,000 Euros, or approximately $610,000 USD, and make milestone payments to Biotronik upon receipt of approvals to market products jointly developed through the Agreement. Additionally, the Company will fund ongoing project development, make payments based on the achievement of certain predetermined milestones and pay royalties on products sold based on the Agreement.
     On January 9, 2006, the Company issued a press release announcing the entry into the Agreement with Biotronik. The full text of the January 9, 2006 press release is included as Exhibit 99.1 hereto.
     The Company will file the Agreement as an exhibit to its Annual Report on Form 10-K for the quarter ended March 31, 2006 and intends to seek confidential treatment for the confidential terms of such agreement. The foregoing description is a summary and is therefore qualified in its entirety by reference to the complete text of the Agreement when filed.
         Item 9.01. Financial Statements and Exhibits.
(c)    Exhibits.

Exhibit	Description
99.1	Press Release dated January 9, 2006, titled “Micrus Endovascular and Biotronik AG Sign Development and Distribution Agreement.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION
Date: January 11, 2006	By:	/s/ Robert A. Stern
		Name:	Robert A. Stern
		Title:	Executive Vice President, Chief Financial Officer, and Secretary

Exhibit Index

Exhibit	Description
99.1	Press Release dated January 9, 2006, titled “Micrus Endovascular and Biotronik AG Sign Development and Distribution Agreement.”